Exhibit 99.1

February 5, 2021

RAVE Restaurant Group, Inc. Reports Second Quarter Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the second quarter ended December 27, 2020.

Second Quarter Highlights:

•	The Company recorded net income of $102 thousand for the second quarter of fiscal 2021 compared to net income of $14 thousand for the same period of the prior year.
•	Total revenue decreased by $0.7 million to $2.1 million for the second quarter of fiscal 2021 compared to the same period of the prior year.
•	Income before taxes was $104 thousand for the second quarter of fiscal 2021 compared to $10 thousand for the same period of the prior year.
•	Pizza Inn domestic comparable store retail sales decreased 18% in the second quarter of fiscal 2021 compared to the same period of the prior year.
•	Pie Five comparable store retail sales decreased 16% in the second quarter of fiscal 2021 compared to the same period of the prior year.
•	On a fully diluted basis, net income increased $0.01 per share to $0.01 per share for the second quarter of fiscal 2021 compared to net income of $0.00 per share for the same period of the prior year.
•	Cash and cash equivalents increased $3.3 million during the second quarter of fiscal 2021 to $6.3 million at December 27, 2020.
•	Pizza Inn domestic unit count finished at 142.
•	Pizza Inn international unit count finished at 32.
•	Pie Five domestic unit count finished at 37.

“While we continue to work through challenges presented by the pandemic, we are seeing strong indications that the team and strategy we’ve put into place are taking hold and yielding results in repositioning RAVE for long-term success,” said Brandon Solano, Chief Executive Officer of RAVE Restaurant Group, Inc.  “We hold significant cash, have limited leverage, and were more profitable in Q2 during the pandemic than we were in Q2 a year ago before COVID-19 was declared a pandemic leading to dining room restrictions and closures.”

“In Q2 at Pie Five we tested a new pricing strategy and product innovation called Panzano pan pizza. Test stores outperformed the rest of the Pie Five system by double digit percentages in increased traffic and sales.  Panzano pan pizza is something most other fast-causal pizza players are hard-pressed to duplicate due to our oven technology and is amazingly craveable, using house-made dough and whole milk mozzarella shredded in-house from block.  We are in the process of rolling this product and pricing strategy out to Pie Five stores nationally and expect to be completed in February.  We anticipate significant other innovation to follow.”

“At Pizza Inn, we are driving operations consistency and facilities improvements while launching our first pilot of a point-of-sale technology that we expect to be adopted system-wide.  In addition to the Contactless Buffet To-Go and new Right-Way Buffet, we are eagerly awaiting vaccine distribution and reduced dine-in restrictions to launch key innovations specifically designed to enhance the buffet experience as families emerge from their homes and seek exciting dining experiences together, not just functional feeding,” Solano concluded.

“Our results this quarter are once again a testament to the incredible efforts by our team to control costs amid the continuing effects of the pandemic,” said Clint Fendley, Vice President of Finance of RAVE Restaurant Group, Inc.  “Our focus on cost controls yielded another quarter of profitability as the income before taxes for the six months ended December 27, 2020 was $182 thousand.  RAVE’s cash balance of $6.3 million further bolsters our position as we deal with the lingering effects of the pandemic while working to revitalize both of our brands.  Although we have experienced modest store closures, the closures have been less than we expected when the pandemic began and are a credit to the tenacity of our franchisees.”

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, franchisee default and closed store revenue/expense, and closed and non-operating store costs. A reconciliation of these non-GAAP financial measures to net income is included with the accompanying financial statements.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates, franchises and/or licenses more than 200 Pie Five Pizza Co. and Pizza Inn restaurants and Pizza Inn Express kiosks domestically and internationally. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. Pie Five Pizza Co. is a leader in the rapidly growing fast-casual pizza space. Pizza Inn Express, or PIE, is developing unique opportunities to provide freshly made pizza from non-traditional outlets. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit www.raverg.com.

Contacts:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

Media Relations
The Power Group
Kelly Miller
kelly@thepowergroup.com
469-620-1055 ext. 3006

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
REVENUES:	$2,128	$2,830	$4,031	$5,706

COSTS AND EXPENSES:
Cost of sales	75	115	153	249
General and administrative expenses	1,185	1,565	2,274	2,928
Franchise expenses	606	838	1,153	1,704
Gain on sale of assets	-	-	-	(11)
Impairment of long-lived assets and other lease charges	4	193	21	341
Bad debt expense	88	36	115	28
Interest expense	23	24	46	51
Depreciation and amortization expense	43	49	87	96
Total costs and expenses	2,024	2,820	3,849	5,386

INCOME BEFORE TAXES	104	10	182	320
Income tax expense (benefit)	2	(4)	4	69
NET INCOME	102	14	178	251

INCOME PER SHARE OF COMMON STOCK - BASIC:	$0.01	$0.00	$0.01	$0.02

INCOME PER SHARE OF COMMON STOCK - DILUTED:	$0.01	$0.00	$0.01	$0.02

Weighted average common shares outstanding - basic	17,712	15,129	16,596	15,106

Weighted average common and potential dilutive common shares outstanding	18,510	15,930	17,394	15,924

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 27, 2020	June 28, 2020

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,292	$2,969
Restricted cash	235	234
Accounts receivable, less allowance for bad debts of $166 and $269, respectively	919	965
Notes receivable	1,006	546
Deferred contract charges	35	44
Prepaid expenses and other	261	174
Total current assets	8,748	4,932

LONG-TERM ASSETS
Property, plant and equipment, net	324	366
Operating lease right of use asset, net	3,274	3,567
Intangible assets definite-lived, net	136	155
Notes receivable, net of current portion	65	449
Long-term deferred contract charges	232	231
Deposits and other	-	5
Total assets	$12,779	$9,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$649	$446
Accounts payable - lease termination impairments	-	407
Accrued expenses	791	775
Operating lease liability, current	658	632
Deferred revenues	155	254
Total current liabilities	2,253	2,514

LONG-TERM LIABILITIES
Convertible notes	1,562	1,549
PPP loan	657	657
Operating lease liability, net of current portion	3,138	3,471
Deferred revenues, net of current portion	806	960
Other long-term liabilities	51	51
Total liabilities	8,467	9,202

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 25,090,058 and 22,550,376 shares, respectively; outstanding 18,004,904 and 15,465,222 shares, respectively	251	225
Additional paid-in capital	37,136	33,531
Accumulated deficit	(8,538)	(8,716)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,085,154, respectively	(24,537)	(24,537)
Total shareholders’ equity	4,312	503

Total liabilities and shareholders’ equity	$12,779	$9,705

RAVE RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	December 27, 2020	December 29, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$178	$251
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Impairment of long-lived assets and other lease charges	21	341
Stock compensation expense	-	(85)
Depreciation and amortization	87	96
Amortization of right of use assets	293	230
Amortization of debt issue costs	13	15
Gain on the sale of assets	-	(11)
Provision for bad debt	115	28
Deferred income tax	-	60
Changes in operating assets and liabilities:
Restricted cash	(1)	-
Accounts receivable	(69)	126
Notes receivable	(102)	-
Deferred contract charges	8	(2)
Inventories	-	1
Prepaid expenses and other	(87)	59
Deposits and other	5	-
Accounts payable - trade	203	(35)
Accounts payable - lease termination impairments	(428)	(658)
Accrued expenses	17	(2)
Operating lease liability	(307)	(241)
Deferred revenue	(253)	(505)
Deferred rent and other	-	(21)
Cash used in operating activities	(307)	(353)

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable from fixed asset sales	26	108
Purchase of property, plant and equipment	(26)	(47)
Cash provided by investing activities	-	61

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	3,761	-
Equity issuance costs	(130)	(1)
Cash (used in) provided by financing activities	3,631	(1)

Net (decrease)/increase in cash, cash equivalents and restricted cash	3,324	(293)
Cash, cash equivalents and restricted cash, beginning of period	3,203	2,264
Cash, cash equivalents and restricted cash, end of period	$6,527	$1,971

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$2
Income taxes	$16	$18

Non-cash activities:
Conversion of note to common shares	$-	$64
Operating lease right of use assets at adoption of ASC 842	$-	$3,428
Operating lease liability at adoption of ASC 842	$-	$3,875

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 27, 2020	December 29, 2019	December 27, 2020	December 29, 2019
Net income	$102	$14	$178	$251
Interest expense	23	24	46	51
Income taxes	2	(4)	4	69
Depreciation and amortization	43	49	87	96
EBITDA	$170	$83	$315	$467
Stock compensation expense	-	(85)	-	(85)
Severance	-	119	-	119
Gain on sale of assets	-	-	-	(11)
Impairment of long-lived assets and other lease charges	4	193	21	341
Franchisee default and closed store revenue	(44)	(307)	(111)	(454)
Closed and non-operating store costs	75	(1)	158	5
Adjusted EBITDA	$205	$2	$383	$382